Exhibit 99

The Ryland Group, Inc.
News Release	www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President,
Investor Relations (818) 223-7548

RYLAND ANNOUNCES CHANGES IN SENIOR MANAGEMENT

CALABASAS, Calif. (April 12, 2007) – The Ryland Group, Inc. (NYSE: RYL), today announced that Kip Scott is leaving his position as chief operating officer of the company. Chad Dreier, chairman, president and CEO, stated that he will assume these responsibilities and thanked Mr. Scott for his many contributions to the success of the company during his 14-year tenure.

Additionally, Mark Beisswanger is leaving his position as president of Ryland’s West region. Bill Butler, who has been president of Ryland’s Denver division since 1996, will become the West region president. Mr. Dreier also thanked Mr. Beisswanger for his contributions in managing the West region over the past six years.

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The Company currently operates in 28 markets across the country and has built more than 265,000 homes and financed more than 225,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

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